     Filed with the Securities and Exchange Commission on September 15, 1999

                                                 Registration No. 333-__________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         Network Computing Devices, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                              77-0177255
    ------------------------------------   ------------------------------------
     (State or other jurisdiction          (I.R.S. employer identification no.)
     of incorporation or organization)

                            350 North Bernardo Avenue
                             Mountain View, CA 94043
            --------------------------------------------------------
               (Address of principal executive offices) (Zip code)

                         NETWORK COMPUTING DEVICES, INC.
                             1999 Stock Option Plan
                     1992 Employee Stock Purchase Plan, and
                    1994 Outside Directors Stock Option Plan
            --------------------------------------------------------
                            (Full title of the plan)

                                Rudolph G. Morin
                      President and Chief Executive Officer
                         Network Computing Devices, Inc.
                            350 North Bernardo Avenue
                             Mountain View, CA 94303
            --------------------------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (650) 694-0650

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

----------------------------------------------------------------------------------------------------------------------
                                          CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                    Proposed maximum          Proposed
                                                        offering               maximum
Title of Securities to        Amount to be               price            aggregate offering         Amount of
be registered(1)              registered(2)           per share(3)             price(3)          registration fee(4)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
1999 STOCK OPTION PLAN
----------------------
Common Stock                      548,000                 (4)                     (4)                   (4)
Par Value $0.001

1992 EMPLOYEE STOCK PURCHASE PLAN
---------------------------------
Common Stock                      200,000                 $4.17                  $834,000
Par Value $0.001

1994 OUTSIDE DIRECTORS STOCK OPTION PLAN
----------------------------------------
Common Stock
Par Value $0.001                   50,000                 $4.91                  $245,500

TOTALS                            798,000                                      $1,079,500               $300.10

----------------------------------------


(1) The securities to be registered include options and rights to acquire Common Stock.

(2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares under the 1994 Outside Directors Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on September 13, 1999, as reported on the Nasdaq National Market. The 1992 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock and, therefore, the price for purchase rights under this plan is based upon 85% of the average of the high and low prices of the Common Stock on September 13, 1999, as reported on the Nasdaq National Market.

(4) Under General Instruction E, the registration fees have been paid for the 548,000 shares of Common Stock authorized for issuance under the 1999 Stock Option Plan in connection with their prior registration on Form S-8 Registration Statement No. 33-51594.

                                PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

               Network Computing Devices, Inc., a Delaware corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

               (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1998 as filed with the Securities and Exchange Commission on March 31, 1999.

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

               (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A12G/A filed on January 14, 1999 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.        DESCRIPTION OF SECURITIES

               The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

               Inapplicable.

Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

               Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted under Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company's Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

               Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.         EXEMPTION FROM REGISTRATION CLAIMED

                Inapplicable.

Item 8.         EXHIBITS

                See Exhibit Index.

Item 9.         UNDERTAKINGS

                The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on September 13, 1999.


                                           NETWORK COMPUTING DEVICES, INC.



                                           By:  /s/ Gregory S. Wood
                                              ----------------------------
                                              Gregory S. Wood
                                              Vice President
                                              and Chief Financial Officer

                        SIGNATURES AND POWER OF ATTORNEY

     The officers and directors of Network Computing Devices, Inc. whose signatures appear below, hereby constitute and appoint Rudolph G. Morin and Gregory S. Wood, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                    TITLE                                         DATE
----------------------------------------      --------------------------------------           ------------------
  /s/ Rudolph G. Morin                        President, Chief Executive Officer and
----------------------------------------      Director (Principal Executive Officer)           September 13, 1999
Rudolph G. Morin



  /s/ Gregory S. Wood                         Vice President and
----------------------------------------      Chief Financial Officer                          September 13, 1999
Gregory S. Wood                               (Principal Financial and
                                              Accounting Officer)


  /s/ Robert G. Gilbertson
----------------------------------------      Chairman of the Board                            September 13, 1999
Robert G. Gilbertson


  /s/ Peter Preuss
----------------------------------------      Director                                         September 13, 1999
Peter Preuss


  /s/ Philip Greer
----------------------------------------      Director                                         September 13, 1999
Philip Greer


----------------------------------------      Director
Paul Low


  /s/ Stephen A. Macdonald
----------------------------------------      Director                                         September 13, 1999
Stephen A. MacDonald


----------------------------------------     Director
Douglas H. Klein


                                  EXHIBIT INDEX


4.1 Restated Certificate of Incorporation of the Company is incorporated by reference to the Company's Registration Statement on Form 8-A12G/A filed with the Securities and Exchange Commission on January 14, 1999

4.2  Amended and Restated Bylaws of the Company are incorporated by reference to
     Exhibit 3.2 to the Company's Registration Statement on Form 8-A12G/A filed with the Securities and Exchange Commission on January 14, 1999

4.3 Rights Agreements dated August 12, 1997 and December 31, 1998 are incorporated by reference to Exhibits 4.1 and 4.2 to the Company's Registration Statement on Form 8-A12G/A filed with the Securities and Exchange Commission on January 14, 1999

4.4 Agreement and Plan of Merger dated April 24, 1998 between Network Computing Devices, Inc., a California corporation, and the Company, is incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 1999

5    Opinion re legality

23.1 Consent of Counsel (included in Exhibit 5)

23.2 Consent of KPMG LLP

24 Power of Attorney (included in signature pages to this registration statement)